Exhibit 10.1

CONSENT

May 1, 2014

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

Attention: Ray Wallin

Re:	Consent (“Consent”) in connection with that certain Revolving Credit and Term Loan Agreement dated as of March 21, 2013 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among NeoPhotonics Corporation (“Borrower”), the financial institutions from time to time parties thereto (collectively, the “Lenders”) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).

Ladies and Gentlemen:

Reference is made to the Credit Agreement. Except as specifically defined to the contrary in this Consent, capitalized terms used herein shall have the meanings given them in the Credit Agreement.

1.    Borrower has requested that Agent and the Lenders consent to an extension of the due date for the financial statements of Borrower required under Section 7.1(a) of the Credit Agreement for the Fiscal Year ended December 31, 2013. Subject to the terms and conditions of this Consent, Agent and the Lenders hereby consent to the extension until May 31, 2014 (or such later date as may be approved by the Majority Lenders) of the due date for the financial statements of Borrower for the Fiscal Year ended December 31, 2013.

2.    Borrower has requested that Agent and the Lenders consent to an extension of the due date for the financial statements of Borrower required under Section 7.1(b) of the Credit Agreement for the fiscal quarter ended March 31, 2014. Subject to the terms and conditions of this Consent, Agent and the Lenders hereby consent to the extension until June 15, 2014 (or such later date as may be approved by the Majority Lenders) of the due date for the financial statements of Borrower for the fiscal quarter ended March 31, 2014.

3.    Borrower has also requested that Agent and the Lenders consent to an extension of (a) the due date for the Securities and Exchange Commission report of Borrower on Form 10- K for the Fiscal Year ended December 31, 2013 required under Section 7.1(c)(i) of the Credit Agreement and (b) the due date for the Securities and Exchange Commission report of Borrower on Form 10-Q for the fiscal quarter ended March 31, 2014 required under Section 7.1(c)(ii) of the Credit Agreement. Subject to the terms and conditions of this Consent, Agent and the Lenders hereby consent to the extension until May 31, 2014 (or such later date as may be approved by the Majority Lenders) of the due date for the report on Form 10-K for the Fiscal Year ended December 31, 2013 and the extension until June 15, 2014 (or such later date as may be approved by the Majority Lenders) of the due date for the report on Form 10-Q for the fiscal quarter ended March 31, 2014.

4.    This Consent shall become effective (according to the terms hereof) on the date that Agent shall have received fully executed signature pages of this Consent, in each case duly executed and delivered by Agent, Borrower and the requisite Lenders. Borrower shall deliver original executed signature pages to this Consent promptly after the date hereof.

5.    Borrower hereby represents and warrants that, after giving effect to this Consent, (a) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than any such representation or warranty which expressly speaks only as of a different date); and (b) as of the date hereof, no Default or Event of Default has occurred and is continuing.

6.    Except as expressly set forth herein, this Consent shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants) or any of the other Loan Documents, or to constitute a waiver or release by any of the Lenders or Agent of any right, remedy, Collateral, Default or Event of Default under the Credit Agreement or any of the other Loan Documents, except to the extent specifically set forth herein. Furthermore, this Consent shall not affect in any manner whatsoever any rights or remedies of the Lenders or Agent with respect to any other non-compliance by Borrower or any other Credit Party with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction

7.    This Consent shall be a contract made under and governed by the internal laws of the State of California (without giving effect to principles of conflict of laws), and may be executed in counterpart, in accordance with Section 13.9 of the Credit Agreement.

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By signing and returning a counterpart of this Consent to Agent, Borrower acknowledges its acceptance of the terms of this Consent. This Consent shall not become effective unless and until countersigned by Borrower and returned to Agent.

Very truly yours,

COMERICA BANK, as Agent

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	Senior Vice President

Acknowledged and Accepted as of the date and year first above written:

NEOPHOTONICS CORPORATION

By:	/s/ Clyde R. Wallin
Name:	Clyde R. Wallin
Title:	Senior Vice President and Chief Financial Officer

Acknowledged and Accepted as of the date and year first above written:

COMERICA BANK, as a Lender, Issuing Lender and Swing Line Lender

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	Senior Vice President

EAST WEST BANK, as a Lender

By:	/s/ Nader Maghsoudnia
Name:	Nader Maghsoudnia
Title:	Director